Letter Re: Unaudited Interim Financial Information

Aetna Insurance Company of America
Hartford, Connecticut

Ladies and Gentlemen:


With respect to the Registration Statement on Form S-1, we acknowledge our awareness of the use therein of our report dated October 23, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                        /s/KPMG PEAT MARWICK LLP


Hartford, Connecticut
February 27, 1997